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Exhibit 99.1

BIOGEN AND IDEC PHARMACEUTICALS COMPLETE MERGER TO CREATE NEW
BIOTECHNOLOGY INDUSTRY LEADER

CAMBRIDGE, MA, and SAN DIEGO, CA, NOVEMBER 12, 2003—IDEC Pharmaceuticals Corporation and Biogen, Inc. announced today that they have completed their merger transaction, creating a new global biotechnology industry leader, with top products and capabilities in oncology and immunology.

Stockholders of both companies approved the merger and merger-related proposals at special meetings held today, and all regulatory approvals and closing conditions have been satisfied. The combined company, Biogen Idec Inc., will commence trading on NASDAQ tomorrow under the stock symbol "BIIB."

"We are excited to begin our new life as Biogen Idec and to capitalize on the momentum we have generated as individual companies and in our work planning for a unified organization," said William H. Rastetter, Ph.D., the company's Executive Chairman. "Based on our existing collaboration in oncology, we knew that this combination would be an excellent fit, both operationally and culturally. Yet it still has been gratifying to witness the realization of this vision over the past five months during our integration planning process."

Biogen Idec begins operations with several impressive features, including:

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  Strong franchises in oncology and immunology, supported by centers of excellence in San Diego and Cambridge;

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  A diverse product portfolio and revenue base, with two blockbuster drugs, AVONEX® (Interferon beta-1a) and RITUXAN® (rituximab), and 10 products in clinical development;

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  An aggressive drug development program, with initiatives focused on making Biogen Idec a strategic partner for companies seeking to develop promising new therapies;

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  A strong commitment to pioneering new standards of care through an expected annual R&D budget of more than $550 million and 1,000 dedicated R&D employees, including approximately 400 in discovery research; and

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  Global reach, including operations in 16 European countries, as well as Japan, Canada, Australia, and New Zealand. A vast network of distributors sells Biogen Idec products in over 50 countries.

"Since the announcement of our proposed merger in June, our lead products AVONEX and RITUXAN have performed exceptionally well, and we have continued to mark progress in our combined late-stage pipeline," said James C. Mullen, Biogen Idec's Chief Executive Officer. "In addition, Biogen Idec will leverage strategic assets—including $1.5 billion in net cash and manufacturing expertise and capacity—to achieve our goal of in-licensing approximately 50 percent of our pipeline by 2010."

Biogen Idec's pipeline of products in development includes ANTEGREN® (natalizumab), which, in partnership with Elan Corporation plc, is in Phase III clinical studies for the treatment of multiple sclerosis and Crohn's disease; RITUXAN which is in Phase III trials for rheumatoid arthritis and other cancer indications; the second-generation oral fumarate, which is in Phase III clinical trials in Europe; and an anti-CD23 antibody, which will soon enter Phase II trials for chronic lymphocytic leukemia (CLL).

The company will begin with a balance sheet of more than $1.5 billion in net cash, and a commitment toward delivering on each of the financial goals it has articulated since the merger was announced. The company expects to achieve 15 percent compound annual revenue growth and approximately 20 percent compound annual cash earnings per share growth through 2007, and to generate cumulative operating expense synergies of over $300 million and cumulative capital expenditure synergies of over $175 million through 2007.

The Board of Directors of Biogen Idec will consist of 12 directors, six from each company, including Mr. Mullen and Dr. Rastetter. Dr. Rastetter will serve as Executive Chairman of the Board of Directors. The 10 non-employee Board members are Alan Belzer, Lawrence C. Best, Alan B. Glassberg, M.D., Mary L. Good, Ph.D., Thomas F. Keller, Robert W. Pangia, Bruce R. Ross, the Honorable Lynn Schenk, Phillip A. Sharp, Ph.D. and William D. Young.

In addition to Dr. Rastetter and Mr. Mullen, Biogen Idec's executive officers are:

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  Burt A. Adelman, M.D., Executive Vice President, Development;

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  Thomas J. Bucknum, Executive Vice President, General Counsel, and Secretary;

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  John M. Dunn, Executive Vice President, New Ventures;

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  Nabil Hanna, Ph.D., Executive Vice President, Research;

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  Peter N. Kellogg, Executive Vice President, Chief Financial Officer;

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  Connie Matsui, Executive Vice President, Corporate Strategy and Communication;

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  William R. Rohn, Chief Operating Officer; and

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  Craig E. Schneier, Ph.D., Executive Vice President, Human Resources

As a result of the merger, each share of Biogen common stock was converted into the right to receive 1.15 shares of Biogen Idec common stock.

About Biogen Idec

Biogen Idec creates new standards of care in oncology and immunology. As a global leader in the development, manufacturing, and commercialization of novel therapies, Biogen Idec transforms scientific discoveries into advances in human healthcare. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.

Safe Harbor

This press release contains "forward-looking" statements including statements regarding anticipated future financial and operating performance and results, including estimates for growth expected synergies, and expectations for our products and plans for development and expansion of our pipeline. These statements are based on the company's current expectations. There are a number of risks and uncertainties that could cause actual results to differ materially. For example, problems may arise in successfully integrating the two companies. We may be unable to achieve cost-cutting synergies. The market for our products may change or be impacted by competition, new data, supply issues or marketplace trends. Technical, regulatory or manufacturing issues, new data or intellectual property disputes may affect our programs or we may encounter other difficulties in developing our pipeline or in gaining approval of new products.

For more detailed information on the risks and uncertainties associated with the company's business activities see Biogen's and IDEC Pharmaceuticals' reports filed with the SEC. The company does not undertake any obligation to publicly update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investment Community
Elizabeth Woo
Senior Director, Investor Relations
Biogen Idec
617-679-2812

Media
Tim Hunt
Director, Public Affairs
Biogen Idec
617-914-6524

Key Highlights of Biogen Idec Inc.

Financial:	- Pro forma 2002 revenues: $1.55 billion
- $1.5 billion net cash
- Goal of achieving operating expense synergies of over $300 million and cumulative capital expenditure synergies of over $175 million through 2007.

Employees:	Approximately 4,000 people worldwide.

Therapeutic focus:	Leadership in core therapeutic areas of oncology, neurology, and dermatology.

Blockbuster products:	AVONEX is the #1 product for relapsing multiple sclerosis, with over $1.1 billion in worldwide sales in 2002.

RITUXAN has had the most successful and fastest launch of any cancer therapy, with $1.48 billion in worldwide sales in 2002. RITUXAN, a treatment for certain B-cell non-Hodgkin's lymphomas, is marketed in the U.S. under a copromotion arrangement with Genentech, Inc., and outside the U.S. by Roche and Zenyaku Kogyo. IDEC receives a share of co-promotion profits from sales of RITUXAN in the U.S., which was $324.5 million in 2002, and a royalty of sales outside the U.S., which was $45.43 million in 2002.

Recent product launches:	ZEVALIN® (ibritumomab tiuxetan) — radioimmunotherapy for the treatment of certain B-cell non-Hodgkin's lymphomas, launched in the U.S. in April 2002.

AMEVIVE® (alefacept) — a biologic launched in the U.S. in February 2003 for the treatment of adult patients with moderate-to-severe chronic plaque psoriasis who are candidates for systemic therapy or phototherapy.

Pipeline products:	Strong pipeline in oncology and immunology, including RITUXAN in Phase III clinical trials for rheumatoid arthritis and other cancer indications; ANTEGREN in Phase III trials for MS and Crohn's disease; and the second-generation oral fumarate, which is in Phase III clinical trials for psoriasis in Europe. In addition, the company has four products in Phase II trials.

R&D capabilities:	Pioneer in leading-edge oncology, immunology, and neurobiology research. Centers of excellence in research in Cambridge, MA and San Diego, CA.

Manufacturing:	3 biological bulk-manufacturing facilities including a 250,000 square-foot, large-scale manufacturing facility in Research Triangle Park, NC to manufacture bulk protein — one of the largest cell culture facilities in the world.

Currently constructing world-class facility for manufacture of biologics in Oceanside, CA. Recently finished construction of 70,000 sq. ft. facility for the manufacture of biologics for clinical trials.

Global infrastructure:	Operations in 16 European countries, as well as Japan, Canada, Australia, and New Zealand. A vast network of distributors sells Biogen Idec products in over 50 countries.

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BIOGEN AND IDEC PHARMACEUTICALS COMPLETE MERGER TO CREATE NEW BIOTECHNOLOGY INDUSTRY LEADER